IDS Life of New York Accounts 4,5,6,9,10,11,12,13, and 14
File No. 33-4174 / 811-3500

EXHIBIT INDEX

9.       Opinion of Counsel

10.      Consent of Independent Auditors

11.      Financial Statement Schedules and Report of Independent Auditors

14.      Financial Data Schedules